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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                ________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): August 19, 1998



                       AMERICAN INTERNATIONAL GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


   Delaware                        1-8787                   13-2592361
(State or Other           (Commission File Number)        (IRS Employer
Jurisdiction of                                         Identification No.)
 Incorporation)


                                 70 Pine Street
                            New York, New York 10270
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (212) 770-7000



               _________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)


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   ITEM 5. OTHER EVENTS

           American International Group, Inc., a Delaware corporation ("AIG"), and SunAmerica Inc., a Maryland corporation ("SunAmerica"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 19, 1998, pursuant to which SunAmerica will merge with and into AIG (the "Merger") with AIG as the corporation surviving the Merger.

           Under the terms of the Merger Agreement, each share of common stock, $1.00 par value per share, of SunAmerica ("SunAmerica Common Stock") outstanding at the effective time of the Merger will be converted into 0.855 shares of common stock, $2.50 par value per share, of AIG ("AIG Common Stock").

           The Merger is subject to certain regulatory approvals and other customary conditions as well as to the approval of the Merger by the stockholders of SunAmerica and AIG.

           The preceding is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as an Exhibit and which is incorporated herein by reference.

   ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits.

           2        Agreement and Plan of Merger between SunAmerica Inc.
                    and American International Group, Inc., dated as of August 19, 1998.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AMERICAN INTERNATIONAL GROUP, INC.
                                              (Registrant)


Date: August 24, 1998            By /s/ KATHLEEN E. SHANNON
                                      ---------------------------------
                                      Name:  Kathleen E. Shannon
                                      Title: Vice President & Secretary
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                                 EXHIBIT INDEX

Exhibit No.                                  Description
-----------                                  -----------
2                        Agreement and Plan of Merger between SunAmerica Inc.
                         and American International Group, Inc., dated as of
                         August 19, 1998.